UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 26, 2009 (October 20, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On October 20, 2009, American Defense Systems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Accounts Receivable Purchase Agreement between the Company and Republic Capital Access, LLC (“RCA”), dated as of July 23, 2009 (the “Original Purchase Agreement”), pursuant to which the Company can sell eligible accounts receivables to RCA.  The Original Purchase Agreement was filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on July 28, 2009.

Pursuant to the Amendment, among other modifications to the Original Purchase Agreement, the term during which the Company may offer and sell eligible accounts receivable to RCA (Availability Period) has been extended from December 31, 2009 to October 15, 2010, and the Discount Factor Rate has been reduced from 0.524% to 0.4075%.

The description of the Amendment and the terms thereof are qualified in their entirety to the full text of such agreement, which is filed as an exhibit hereto.

Item 9.01.                                          Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Accounts Receivable Purchase Agreement, dated October 20, 2009, between American Defense Systems, Inc. and Republic Capital Access, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer